UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2005

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California 94019
(Address of principal executive offices, with zip code)

(650) 462-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                   Entry into a Material Definitive Agreement

Item 1.02                                   Termination of Material Definitive Agreement

On June 24, 2005, Depomed, Inc. (the “Company”) entered into the Convertible Note Repurchase Agreement attached hereto as Exhibit 10.1 (the “Note Repurchase Agreement”) with Elan Pharma International Limited (“EPIL”).  The Note Repurchase Agreement provides for the repurchase by the Company of the Company’s outstanding convertible promissory note in the aggregate principal amount of $7,796,703, plus accrued interest thereon, issued by Depomed to Elan International Services, Ltd. (“EIS”) on January 21, 2000 and subsequently assigned by EIS to EPIL (the “Convertible Note”).  The repurchase of the Convertible Note was completed on June 28, 2005.  The repurchase has the effect of terminating and canceling the Convertible Note.  The repurchase price for the Convertible Note was $9,100,000.  In addition to the amount paid to Elan, Depomed paid a fee of $550,000 to financial consultants who advised the company on repayment of the Elan loan.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

10.1	Convertible Note Repurchase Agreement, dated as of June 24, 2005, between Depomed, Inc. and Elan Pharma International Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: June 29, 2005	By:	/s/ John F. Hamilton
John F. Hamilton
Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1	Convertible Note Repurchase Agreement, dated as of June 24, 2005, between Depomed, Inc. and Elan Pharma International Limited.